I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2023 the board of directors (the “Board”) of Old Second Bancorp, Inc. (the “Company”) appointed Bradley S. Adams to serve as the Company’s Chief Operating Officer. In connection with Mr. Adams’ appointment as Chief Operating Officer, James L. Eccher will no longer serve in that position effective August 15, 2023.  Mr. Eccher will continue to serve as the Company’s Chairman, President and Chief Executive Officer. Mr. Adams will continue to also serve as the Company’s Chief Financial Officer.

The information called for by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Mr. Adams, and information with respect to Mr. Adams’ employment and compensatory agreements, is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2023 and in the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission on March 9, 2023, which information is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: August 15, 2023	By:	/s/ James L. Eccher
James L. Eccher
Chairman, President and
Chief Executive Officer